Exhibit 10.19

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA.

COPY

AMENDED AND RESTATED PROMISSORY NOTE (THE “NOTE”)

CLEARPOINT RESOURCES, INC.

$1,290,000	April 14, 2008

FOR VALUE RECEIVED, the undersigned, ClearPoint Resources, Inc. (f/k/a Mercer Staffing, Inc.) (“CPR”), hereby promises to pay to, or to the order of, Blue Lake Rancheria, a federally recognized Indian tribe (“Blue Lake”), the principal sum of One Million Two Hundred and Ninety Thousand U.S. Dollars ($1,290,000.00) (the “Principal Amount”), together with interest at the rate and at such time as set forth below, all upon and subject to the terms and conditions set forth herein.

B A C K G R O U N D

WHEREAS, CPR and Blue Lake are parties to a Promissory Note, dated March 1, 2005, pursuant to which CPR owes Blue Lake the principal amount of $1,290,000 (the “Original Note”). The Original Note had a maturity date of March 31, 2008. CPR paid Blue Lake quarterly interest during the term of the Original Note; and

WHEREAS, this Note amends and restates in its entirety the Original Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CPR and Blue Lake, intending to be legally bound hereby, agree as follows

1. Principal and Interest Payments. Unless this Note is prepaid pursuant to Section 2 hereof or otherwise becomes due and payable on an earlier date in accordance with the terms hereof, the Principal Amount shall be due and payable as follows: (a) Two Hundred Thousand U.S. Dollars ($200,000), which Blue Lake acknowledges was paid to Blue Lake on April 8, 2008, (b) CPR shall pay Blue Lake Fifty Thousand U.S. Dollars ($50,000) on the first business day of each calendar month for twelve (12) consecutive months (totaling $600,000 in the aggregate), the first payment to occur on May 1, 2008 and the last to occur on April 1, 2009, and (c) on April 30, 2009, CPR shall pay to Blue Lake the balance of the Principal Amount, equal to Four Hundred and Ninety Thousand U.S. Dollars ($490,000), plus accrued interest. All interest shall be payable on April 30, 2009, unless this Note is prepaid in accordance with Section 2 or otherwise becomes due and payable on an earlier date in accordance with the terms hereof. All sums outstanding from time to time hereunder shall bear interest until the date paid at the rate of ten percent (10%) per annum. Interest shall accrue at the applicable rate on the basis of a 360-day year and the actual number of days elapsed.

2. Prepayment. CPR shall have the right to prepay from time to time without premium or penalty. Any prepayment shall be used to first to pay any accrued but unpaid interest and then, second, shall be applied to reduce the final balloon Principal Amount payment.

3. Escrow Agreement. This Note, and the due performance by CPR of all of its obligations hereunder, is secured by that certain escrow agreement (the “Escrow Agreement”), dated of even date herewith, by and among ClearPoint Business Resources, Inc., CPR and Blue Lake.

4. Event of Default.

a. Event of Default. Following the date hereof, the following events shall each constitute an “Event of Default”:

(i) if CPR shall fail to make any payment of principal or interest under this Note when such payment is due, which default shall remain uncured for five (5) business days after written notice of such failure shall have been given by Blue Lake to CPR;

(ii) if CPR or any individual guaranteeing or providing security for this Note shall enter into any agreement with one or more of its or their respective creditors regarding any moratorium with respect to its or their debts or the participation of any such creditors or their representatives in the supervision, management or control of the business of CPR or the assets of such individual;

(iii) if any bankruptcy or insolvency proceeding is commenced by CPR or any individual guaranteeing or providing security for this Note, or any such proceeding is commenced against CPR or any individual guaranteeing or providing security for this Note involuntarily and remains un-discharged for sixty (60) days or if a receiver or trustee is appointed to take possession of the property or assets of CPR or of any individual guaranteeing or providing security for the payment of this Note;

(iv) if CPR or any individual guaranteeing or providing security for the payment of this Note executes or agrees to a general assignment for the benefit of creditors; or

(v) if CPR or any individual guaranteeing or providing security for the payment of this Note consents to the entry of an order for relief against it in an involuntary bankruptcy or insolvency case, or if CPR or any such individual guaranteeing or providing security for the payment of this Note consents to the appointment of a trustee, receiver, liquidator or similar official.

b. Remedies on Default. Subject to Section 4(c), upon an Event of Default and at any time thereafter during the continuance of such Event of Default, without any further notice, demand, presentment, notice of protest or other action, at the election of Blue Lake, this Note shall be immediately due and payable, both as to the Principal Amount and any accrued but unpaid interest.

c. Guarantor Default. If any Event of Default is triggered due to the actions of any individual guaranteeing or providing security for the payment of this Note, then before electing to treat such an event as an Event of Default, Blue Lake shall provide CPR with three (3) business days to provide Blue Lake with reasonable assurances that Blue Lake will continue to get paid by CPR hereunder or that the shares subject to the Escrow Agreement will adequately cover the balance due hereunder.

5. Sale of Assets or Change of Control. Upon the consummation of an Event (as defined below) after the date hereof, without any further notice, demand, presentment, notice of protest or other action, at the election of Blue Lake, this Note shall be immediately due and payable, both as to Principal Amount and any accrued but unpaid interest. The term “Event” as used in this Section 5 shall mean (a) a sale of twenty-five percent (25%) or more of the assets of CPR, or (b) any consolidation, merger or share exchange of CPR in which the holders of CPR’s voting stock outstanding immediately prior to such consolidation, merger or share exchange do not in the aggregate hold a majority of the voting stock of the surviving or resulting entity outstanding immediately following such consolidation, merger or share exchange, excluding, however, (x) a merger or other reorganization solely for the purpose of changing CPR’s jurisdiction of organization or name, or (y) a merger of CPR with or into a wholly-owned subsidiary of CPR that is incorporated in the United States.

6. Notices. All notices, requests, demands, payments and other communications which are required or may be given under this Note shall be in writing and shall be deemed to have been duly given on receipt if delivered personally, two days after being sent by a nationally recognized overnight carrier, or three days after being mailed by certified mail, postage prepaid, return receipt requested. Refusal to accept any notice given under this Section 6 shall be deemed receipt. Notices shall be sent to the following addresses or to such other address as a party may specify in a notice pursuant to this Section 6:

If to Blue Lake:

Blue Lake Rancheria

429 Chartin Road

Blue Lake, CA 95527

Attn: Eric Ramos

With a Copy to:

Mainstay Business Solutions

605 Coolidge Drive, Suite 200

Folsom, CA 95630

Attn: Steve Serafin

If to CPR:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attn: Michael Traina, CEO

With a Copy to:

ClearPoint Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Attn: General Counsel

7. Preparation and Action to Collect on Note. If Blue Lake institutes an action to collect on this Note, CPR shall pay any and all costs and expenses, including reasonable attorneys’ fees incurred by Blue Lake.

8. Severability; Entire Agreement. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. This Agreement and the Escrow Agreement shall represent the entire agreement between the parties hereto and supersede all prior understandings and agreements, written or oral, relating to the subject matter contained herein.

9. Successors and Assigns. This Note shall be binding upon and inure to the benefit of CPR’s and Blue Lake’s successors and permitted assigns. Neither party hereto shall assign this Note, nor its respective obligations hereunder, without the other party’s prior written consent.

10. Governing Law. This Note shall be governed by the laws of the Commonwealth of Pennsylvania. The parties hereby consent to the co-exclusive personal and subject matter jurisdiction of the federal and state courts sitting in either the Eastern District of Pennsylvania or Central District of California in any dispute arising under this Agreement.

11. Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Promissory Note as of the day and year first above written.

CLEARPOINT RESOURCES, INC.

By:	/s/ Michael Traina
Michael Traina
CEO

BLUE LAKE RANCHERIA

By:	/s/ Eric Ramos
Name:	Eric Ramos
Title:	President of Business Operations